EXHIBIT 10-T(d)

AMENDMENT TO THE

COLGATE-PALMOLIVE COMPANY

2005 EMPLOYEE STOCK OPTION PLAN

AMENDMENT, dated as of December 7, 2006, to the Colgate-Palmolive Company 2005 Employee Stock Option Plan (the “Plan”).

WHEREAS, the Board of Directors desires to conform the stock adjustment provisions of the equity compensation plans of the Company, including the Plan, so as to clarify that equitable substitution or adjustments shall be made in the event of a change in corporate equity capitalization and may be made at the discretion of the Board or the Committee referred to in Section 2 of the Plan in the event of certain corporate transactions, all as defined and on the terms and conditions set forth below;

NOW, THEREFORE, the second paragraph of Section 3 of the Plan is amended to read in full as follows:

In the event of any change in corporate equity capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, spin-off or similar event affecting the equity capital structure of the Company, the Committee or Board shall make equitable substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the aggregate limit on grants to individuals, in the number, kind and exercise price of shares (or other property, including without limitation, cash) subject to outstanding Stock Options and Stock Appreciation Rights; provided, however, that the number of shares subject to any Award shall always be a whole number. In the event of a corporate transaction, such as any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spin-off), or other distribution of stock or property of the Company (including an extraordinary cash dividend) not covered by the prior sentence, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, or similar event affecting the Company or any of its subsidiaries or Affiliates (a “Business Transaction”), the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the aggregate limit on grants to individuals, in the number, kind and exercise price of shares (or other property, including without limitation, cash) subject to outstanding Stock Options and Stock Appreciation Rights, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of Business Transactions, such adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Business Transaction with respect to which shareholders of Common Stock may receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of such consideration being paid for each Share pursuant to such Business Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid). Notwithstanding the foregoing: (i) any adjustments made pursuant to this paragraph to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to this paragraph to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this paragraph to the extent the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A at the time of grant to be subject thereto.